UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
Calpine Generating Company, LLC
CalGen Finance Corp.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
Commission File Numbers:
333-117335
333-117335-40
I.R.S. Employer Identification Numbers:
77-0555128
20-1162632
50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF ADDITIONAL REGISTRANTS

	State of		I.R.S. Employer
	Incorporation	Commission File	Identification
Registrant	or Organization	Number	Number
CalGen Expansion Company, LLC	Delaware	333-117335-39	77-0555127
Baytown Energy Center, LP	Delaware	333-117335-38	77-0555135
Calpine Baytown Energy Center GP, LLC	Delaware	333-117335-37	77-0555133
Calpine Baytown Energy Center LP, LLC	Delaware	333-117335-36	77-0555138
Baytown Power GP, LLC	Delaware	333-117335-35	86-1056699
Baytown Power, LP	Delaware	333-117335-34	86-1056708
Carville Energy LLC	Delaware	333-117335-33	36-4309608
Channel Energy Center, LP	Delaware	333-117335-32	77-0555137
Calpine Channel Energy Center GP, LLC	Delaware	333-117335-31	77-0555139
Calpine Channel Energy Center LP, LLC	Delaware	333-117335-09	77-0555140
Channel Power GP, LLC	Delaware	333-117335-08	86-1056758
Channel Power, LP	Delaware	333-117335-07	86-1056755
Columbia Energy LLC	Delaware	333-117335-06	36-4380154
Corpus Christi Cogeneration LP	Delaware	333-117335-05	36-4337040
Nueces Bay Energy LLC	Delaware	333-117335-04	36-4216016
Calpine Northbrook Southcoast Investors, LLC	Delaware	333-117335-03	36-4337045
Calpine Corpus Christi Energy GP, LLC	Delaware	333-117335-02	86-1056770
Calpine Corpus Christi Energy, LP	Delaware	333-117335-30	86-1056497
Decatur Energy Center, LLC	Delaware	333-117335-29	77-0555708
Delta Energy Center, LLC	Delaware	333-117335-28	95-4812214
CalGen Project Equipment Finance Company Two, LLC	Delaware	333-117335-27	77-0585399
Freestone Power Generation LP	Texas	333-117335-26	76-0608559
Calpine Freestone, LLC	Delaware	333-117335-25	77-0486738
CPN Freestone, LLC	Delaware	333-117335-24	77-0545937
Calpine Freestone Energy GP, LLC	Delaware	333-117335-23	86-1056713
Calpine Freestone Energy, LP	Delaware	333-117335-22	86-1056720
Calpine Power Equipment LP	Texas	333-117335-21	76-0645514
Los Medanos Energy Center, LLC	Delaware	333-117335-20	77-0553164
CalGen Project Equipment Finance Company One, LLC	Delaware	333-117335-19	77-0556245
Morgan Energy Center, LLC	Delaware	333-117335-18	77-0555141
Pastoria Energy Facility L.L.C.	Delaware	333-117335-17	77-0581976
Calpine Pastoria Holdings, LLC	Delaware	333-117335-16	77-0559247
Calpine Oneta Power, L.P.	Delaware	333-117335-15	75-2815392
Calpine Oneta Power I, LLC	Delaware	333-117335-14	75-2815390
Calpine Oneta Power II, LLC	Delaware	333-117335-13	75-2815394
Zion Energy LLC	Delaware	333-117335-12	36-4330312
CalGen Project Equipment Finance Company Three LLC	Delaware	333-117335-11	10-0008436
CalGen Equipment Finance Holdings, LLC	Delaware	333-117335-10	77-0555519
CalGen Equipment Finance Company, LLC	Delaware	333-117335-01	77-0555523

Item 2.06 — MATERIAL IMPAIRMENTS
SIGNATURES

Item 2.06 — MATERIAL IMPAIRMENTS
On December 23, 2005, Calpine Generating Company, LLC (the “Company”) filed a Form 8-K, noting that the Company, CalGen Finance Corp. and the Additional Registrants listed on the Table of the Additional Registrants attached hereto (collectively, the “Registrants”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code on December 20, 2005. On March 25, 2006, the Registrants filed a Form 12b-25 Notification of Late Filing stating that the Registrants “are currently assessing their long-lived assets for potential impairment and it is probable that they will report a material impairment charge in their consolidated financial statements for the period ending December 31, 2005. However, the Registrants are still evaluating the results of this assessment and have not at this time completed the determination of the amount of this potential charge.” Since that time, the Registrants have concluded that material charges for impairment of certain of the Registrants’ assets were required for the period ending December 31, 2005, under generally accepted accounting principles. This conclusion resulted from a convergence of multiple facts and circumstances arising during the fourth quarter of 2005, including:
1)	Restrictions on the Registrants that arise from their December 20, 2005, bankruptcy filings, including the need to obtain support or approvals from the Bankruptcy Court, creditors’ committees and Calpine’s debtor-in-possession (“DIP”) financing lenders for executing certain of the Registrants’ key business decisions;

2)	Near-term action to sell or abandon operating plants that currently have significant negative cash flow is more likely as part of the Registrants’ reorganization and restructuring process;

3)	Among other things, the Registrants’ bankruptcy filing and related credit constraints make it much more difficult to secure long-term power purchase agreements (“PPAs”) with electrical utilities or other customers that would have made it possible to finance the construction of projects or allow merchant power plants with current negative cash flow (until spot market prices and spark spreads recover) to become profitable. For example, because credit support is required of the Registrants by prospective long-term PPA customers due to the Registrants financial condition and bankruptcy filings, it has become increasingly difficult for the Registrants to enter into PPAs;

4)	Historically high and very volatile natural gas prices in recent times have made many customers hesitant to commit to long-term base load PPAs for gas-fired electrical generation.
The general classes of assets affected and associated charges are operating plant impairments. The impairment charges related to these assets are expected to total approximately $1.1 billion. Expected future cash expenditures total approximately $2 million, related primarily to sales costs. We apply SFAS No. 144; Accounting for the Impairment or Disposal of Long-Lived Assets in determining whether impairment charges are required. For power plants that are considered potential sale candidates, the Company probability-weights the estimated net proceeds from sale or abandonment with the projected pre-interest expense, pre-tax cash flows over the plants’ economically useful lives, assuming no sale or abandonment.

As the Registrants continue to develop their business plan and their plan of reorganization, and otherwise in connection with the Registrants’ emergence from bankruptcy, there could be additional impairment charges in future periods.
In addition to the operating plant impairments described above, the Registrants will report approximately $74.3 million in bad debt expense. The bad debt expense consists of pre-petition receivables from Calpine and its affiliated companies that have filed for bankruptcy protection. Management has fully reserved for all pre-petition receivables as collection of these amounts are stayed by the Bankruptcy Court.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE GENERATING COMPANY, LLC CALGEN FINANCE CORP. AND EACH OF THE REGISTRANTS LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: May 16, 2006